UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

BlastGard International, Inc.

(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12900 Automobile Blvd., Suite D, Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 592-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2004, we entered into a series of simultaneous transactions with four investors, whereby we agreed to borrow an aggregate principal amount of $1,320,000 and to issue to the investors secured convertible notes and common stock purchase warrants. The closing occurred on December 2, 2004.

The notes each bear an interest rate of 8% per annum, with a default interest rate of 15% per annum. Aggregate monthly payments of 1.2% of the principal amount are due commencing November 1, 2005 through April 30, 2006, then aggregate monthly payments of 3% of the principal amount are due commencing May 1, 2006 through October 31, 2006, and then aggregate monthly payments of 6% of the principal amount are due commencing November 1, 2006 through October 31, 2007. Payments will be applied first to accrued interest and then to principal. The balance of the unpaid principal and any unpaid interest is due on October 31, 2007.

The individual note holders have the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of our common stock at a conversion price of $1.50 per share, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event we issue shares of common stock for consideration of less than the exercise price. In addition, if, by March 16, 2006, the notes are still outstanding, the exercise price will be reduce by one-third unless we report gross revenues of at least $15 million or net profits of at least $1 million.

The Company can require the holders to convert the notes into shares of common stock if a registration statement for the resale of the underlying shares is effective and the common stock has traded above $2.50 per shares for ten consecutive days. The amount that the holders can be required to convert is limited to the aggregate dollar volume traded over the past seven trading days (pro-rated among all holders), but no holder is required to convert an amount that result in the holder becoming the beneficial owner of more than 4.99% of the outstanding common stock on the date of conversion.

The notes are secured by all of the assets of BlastGard International, Inc, and its wholly-owed subsidiary, BlastGard Technologies, Inc., until the notes have been fully paid or fully converted into common stock.

Also in connection with this sale, we issued the note holders two types of warrants to acquire shares of our common stock. We issued to the investors “Class A” Common Stock Purchase Warrants which entitle the investors to acquire an aggregate of 440,002 shares of our common stock at an exercise price of $2.09 per share (i.e., 110% of the closing bid price on the day before the Closing Date), are exercisable for a period of five years and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

We issued to the investors “Class B” Common Stock Purchase Warrants entitling them to acquire an aggregate of 131,999 shares of our common stock at an exercise price of $3.00 per share, are exercisable for a period of three years and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

Andrew Garrett, Inc., acted as placement agent in this transaction. The placement agent was paid a cash fee of $92,400, which represents 7% of the gross proceeds, and is also entitled to a 5% fee upon exercise of warrants by the investors, if any. We also issued the placement agent a warrant to acquire

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an aggregate of 77,000 shares of our common stock at an exercise price of $2.09 per share, and a warrant to acquire 4,620 shares of our common stock at an exercise price of $3.00 per share. The placement agent’s warrants are exercisable for a period of five years and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

The Company has agreed to file a registration statement to register for resale by the investors up to 150% of the number of shares of common stock issuable to the investors upon conversion of the notes and exercise of the warrants, as well as to register for resale by the placement agent the shares of common stock issuable upon exercise of the placement agent’s warrants.

Since the conversion price of the convertible notes was less than the market price of the common stock at the time of issuance, we will allocate a portion of the proceeds to the conversion feature, and the resulting discount will be amortized as additional interest expense. In addition, the value of the warrants issued with the convertible promissory notes will be recorded as additional interest expense over the life of the convertible notes.

In addition, certain insiders of the Company, James F. Gordon, Michael J. Gordon, and John H. Waddell, Jr., each agreed not to sell any shares of common stock from the date of the Subscription Agreement until the Registration Statement (as defined in the Subscription Agreement) has been effective for nine (9) months unless the shares are sold at a per share price in excess of three dollars ($3.00), and shall be restricted to selling one percent (1%) of the issued and outstanding shares every ninety (90) days.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
4.01	Subscription Agreement between the Company and the named investors dated December 2, 2004. (Filed herewith.)

4.02	Form of Secured Convertible Note issued to the named investors. (Filed herewith.)

4.03	Form of Class A Common Stock Purchase Warrant. (Filed herewith.)

4.04	Form of Class B Common Stock Purchase Warrant. (Filed herewith.)

4.05	Form of Common Stock Purchase Warrant issued to Andrew Garrett, Inc. (Placement Agent). (Filed herewith.)

4.06	Security and Pledge Agreement between the Company and Barbara Mittman as collateral agent for the named investors dated December 2, 2004. (Filed herewith.)

4.07	Security and Pledge Agreement between BlastGard Technologies, Inc. and Barbara Mittman as collateral agent for named investors dated December 2, 2004. (Filed herewith.)

4.08	Collateral Agent Agreement among the Company, Barbara Mittman (the collateral agent) and the named investors dated December 2, 2004. (Filed herewith.)

4.09	Guaranty Agreement between BlastGard Technologies, Inc. and Barbara Mittman as collateral agent for named investors dated December 2, 2004. (Filed herewith.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

By:	/s/ James F. Gordon
James F. Gordon, Chief Executive Officer

Date: December 3, 2004

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EXHIBIT INDEX

Exhibit	Description
4.01	Subscription Agreement between the Company and the named investors dated December 2, 2004. (Filed herewith.)

4.02	Form of Secured Convertible Note issued to the named investors. (Filed herewith.)

4.03	Form of Class A Common Stock Purchase Warrant. (Filed herewith.)

4.04	Form of Class B Common Stock Purchase Warrant. (Filed herewith.)

4.05	Form of Common Stock Purchase Warrant issued to Andrew Garrett, Inc. (Placement Agent). (Filed herewith.)

4.06	Security and Pledge Agreement between the Company and Barbara Mittman as collateral agent for the named investors dated December 2, 2004. (Filed herewith.)

4.07	Security and Pledge Agreement between BlastGard Technologies, Inc. and Barbara Mittman as collateral agent for named investors dated December 2, 2004. (Filed herewith.)

4.08	Collateral Agent Agreement among the Company, Barbara Mittman (the collateral agent) and the named investors dated December 2, 2004. (Filed herewith.)

4.09	Guaranty Agreement between BlastGard Technologies, Inc. and Barbara Mittman as collateral agent for named investors dated December 2, 2004. (Filed herewith.)